Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8026 | FX (702) 692-8075 fennemorelaw.com

November 27, 2024

BioVie Inc.

680 West Nye Lane, Suite 201

Carson City, Nevada 89703

Re:	BioVie Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to BioVie Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of up to 7,711,613 shares (the “Shares”) of its Class A Common Stock, $0.0001 par value per share (the “Common Stock”) on a registration statement on Form S-1 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) as of the date hereof in accordance with the Securities Act of 1933, as amended (the “Securities Act”). Terms not otherwise defined herein have the meaning as ascribed to such terms in the Registration Statement.

The Shares are issuable upon exercise by the Selling Stockholders of the Warrants as previously issued by the Company consisting of (a) Private Placement I Warrants to purchase 4,443,000 shares of Common Stock; (b) Private Placement II Warrants to purchase 2,667,000 shares of Common Stock; (c) Placement Agent I Warrants to purchase 97,440 shares of Common Stock; (d) Placement Agent II Warrants to purchase 91,373 shares of Common Stock; (e) Placement Agent III Warrants to purchase 222,150 shares of Common Stock; (f) Placement Agent IV Warrants to purchase 133,350 shares of Common Stock; and (g) Placement Agent V Warrants to purchase 57,300 shares of Common Stock.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)             the Registration Statement;

(b)             form of the Private Placement I Warrants;

(c)             form of the Private Placement II Warrants;

(d)             form of the Placement Agent I Warrants;

BioVie Inc.

November 27, 2024

(e)             form of the Placement Agent II Warrants;

(f)              form of the Placement Agent III Warrants;

(g)             form of the Placement Agent IV Warrants;

(h)             form of the Placement Agent V Warrants; and

(i)              certain resolutions and actions of the Board of Directors of the Company relating to the issuance of the Warrants and registration of the Shares under the Securities Act, and such other matters as relevant.

We have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate documents, records, certificates, and instruments (collectively with the documents identified in (a) through (i) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)             the legal capacity of all natural persons executing the Documents;

(b)             the genuineness of all signatures on the Documents;

(c)             the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)             that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)             other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents;

(f)              the execution, delivery, and performance by all parties of the Documents; and

(g)             that all Documents are valid, binding, and enforceable against the parties thereto.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents. We note that the Company has reserved, and assume that it will continue to reserve, sufficient authorized shares of the Common Stock to allow for the issuance of the Shares.

BioVie Inc.

November 27, 2024

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized and upon issuance in accordance with the Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid, and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada as to which we express no opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Fennemore Craig, P.C. Fennemore Craig, P.C.

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